Aggregate Statement of Principal and Interest Distributions to Certificateholders Class Principal Interest Ending Balance A-1 860,628.27 1,253,423.23 269,662,371.73 A-2 0.00 2,422,228.44 478,589,000.00 XI 0.00 531,144.16 962,975,439.73 X2 0.00 465.562.78 533,628,000.00 B 0.00 219,976.40 42,168,000.00 C 0.00 209,150.03 38,553,000.00 D 0.00 73,333.27 13,253,000.00 E 0.00 42,470.38 7,229,000.00 F 0.00 84,934.88 14,457,000.00 G 0.00 70,782.00 12,048,000.00 H 0.00 134,860.20 27,711,000.00 I 0.00 41,040.60 8,433,000.00 J 0.00 36,145.00 7,229,000.00 K 0.00 60,240.00 12,048,000.00 L 0.00 24,095.00 4,819,000.00 M 0.00 24,095.00 4,819,000.00 N 0.00 108,435.54 21,687,068.00 R 0.00 0.00